SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

On January 3, 2013, we filed our definitive proxy statement with the SEC in connection with our annual meeting of stockholders scheduled to be held on February 12, 2013. We are filing this supplement to the proxy statement in order to provide our stockholders with additional information relating to proposals 1 and 3 in the proxy statement.

These supplemental disclosures to the definitive proxy statement are dated as of January 22, 2013.

SUPPLEMENTAL DISCLOSURES RELATING TO PROPOSALS 1 AND 3

The following disclosures supplement, and should be read in conjunction with, the disclosures set forth on pages 24 and 51 of the definitive proxy statement under the respective captions, “Policy Regarding Deductibility of Compensation” and “Limitations.”

We have historically made equity incentive awards to our officers, employees and consultants pursuant to our 2003 long-term incentives plan. In connection with our 2011 annual meeting of stockholders, our stockholders approved an amended and restated 2003 plan, which included, among other provisions, a sub-limitation in Section 5 of such plan providing that no single participant under the 2003 plan could receive in any calendar year equity incentive awards with underlying shares of our common stock exceeding 300,000 shares. In connection with our 2009 annual meeting of stockholders, our stockholders approved an amended and restated 2003 plan, which, among other provisions, included a sub-limitation in Section 5 of such plan providing that no single participant under the 2003 plan could receive in any calendar year grants for: (i) options to acquire in excess of 180,000 shares of our common stock; (ii) restricted stock or restricted stock units in excess of 50,000 shares; or (iii) unrestricted stock in excess of 50,000 shares.

In each of calendar years 2009, 2010, 2011 and 2012, the compensation and management development committee of our board of directors approved equity incentive grants for our chief executive officer, and in calendar year 2009, the compensation committee approved equity incentive grants for our then chief financial officer, that exceeded the respective sub-limitations under Section 5 of our 2003 plan for grants to a single participant in any calendar year.

Specifically, as previously disclosed, our chief executive officer was granted a total of: (i) 240,000 stock options and 80,000 shares of restricted stock in calendar year 2009; (ii) 165,000 shares of restricted stock, 30,000 stock options and 150,000 unrestricted performance shares in calendar year 2010 (with the unrestricted performance shares having been forfeited in November 2012); (iii) 525,000 shares of restricted stock and stock options in calendar year 2011; and (iv) 417,416 shares of restricted stock and stock options in calendar year 2012. Our then chief financial officer was granted a total of 90,000 stock options and 70,000 shares of restricted stock in calendar year 2009. The total limit on the number of shares available to be granted under the 2003 plan was not exceeded at any time.

The sub-limitations in Section 5 of the 2003 plan were intended to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, so as to so enable a corporate tax deduction for annual compensation exceeding $1.0 million paid to our chief executive officer and other “covered employees,” assuming certain other criteria are satisfied. However, as disclosed in our Annual Reports on Form 10-K, for the past four years we had net operating loss carryforwards in excess of $600 million for federal tax purposes. As a result, even if all the criteria under Section 162(m) had been satisfied, the amount we would have paid in federal taxes would not have changed.

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Your vote is important. If you are a registered stockholder or you hold your shares in “street name,” the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on February 11, 2013. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on February 7, 2013. If you need assistance with casting or changing your vote, you should contact our proxy solicitor, Innisfree M&A Incorporated, at 1-888-750-5834.

If you have previously delivered a proxy, you may revoke it at any time before the polls close at our annual meeting of stockholders, or any postponements or adjournments of the meetings, in one of the following ways:

•	through the Internet or by telephone before the deadlines for voting described above;

•	by submitting a subsequent later-dated proxy by mail that is actually received by our corporate secretary prior to our annual meeting of stockholders;

•	by sending written notice of revocation to our corporate secretary that is actually received by the corporate secretary prior to our annual meeting of stockholders; or

•	by voting in person at our annual meeting of stockholders.

Attendance at our annual meeting of stockholders alone will not revoke a previously submitted proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. If you have voted a proxy via the Internet or by telephone, you can revoke that proxy by voting again, and only your last action via the Internet or by telephone will be counted.

Stockholders who do not wish to rescind their votes, including stockholders who have already voted in favor of proposals 1 or 3 and do not wish to change that vote, do not need to take any further action. All shares of our common stock represented by properly executed proxies that are received in time for our annual meeting of stockholders, or any postponements or adjournments of the meeting, and that are not revoked, will be voted at our annual meeting of stockholders in the manner specified by the holder.

Stockholders of record as of December 17, 2012, the record date for our annual meeting of stockholders, who have not yet voted and still wish to do so may vote in the manner set forth in our proxy statement.

If you have questions about our annual meeting of stockholders or how to submit proxies, or need additional copies of the proxy statement or the proxy card, you may contact our proxy solicitor, Innisfree M&A Incorporated, at 1-888-750-5834.

Our board of directors recommends that stockholders approve all of the proposals described in the proxy statement at our annual meeting of stockholders.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with our annual meeting of stockholders, we previously filed our definitive proxy statement with the SEC and commenced mailing our notice of Internet availability of proxy materials or our definitive proxy statement and proxy card to our stockholders on January 3, 2013. BEFORE MAKING ANY VOTING DECISION, YOU ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including our definitive proxy statement, through the Internet at the SEC’s website at www.sec.gov, or at our website at http://investors.mindspeed.com/financials.cfm. You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

If you have any questions about our proxy statement or our annual meeting of stockholders, or if you need assistance with the voting procedures, including casting or changing your vote, you should contact our proxy solicitor, Innisfree M&A Incorporated, at 1-888-750-5834.